SECOND AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
TYPTAP INSURANCE GROUP, INC.

(Pursuant to Sections 607.1007 and 607.1003

of the Florida Business Corporation Act)

TypTap Insurance Group, Inc., a corporation organized and existing under and by virtue of the provisions of the Florida Business Corporation Act (the “FBCA”),

DOES HEREBY CERTIFY:

1.
That this Corporation is named TypTap Insurance Group, Inc. (the “Corporation”) and was originally incorporated in the State of Florida on July 21, 2020, and that these Second Amended and Restated Articles of Incorporation shall amend, restate and supersede in their entirety any and all prior Articles of Incorporation, as amended or as amended and restated, and any other Articles of Amendment or Certificates of Designation thereto, filed with the State of Florida from the date of the Corporation’s original incorporation through the date hereof.
2.
That these Second Amended and Restated Articles of Incorporation have been approved by the Board of Directors and shareholders of the Corporation in the manner and by the vote required by the FBCA. These Second Amended and Restated Articles of Incorporation contain amendments that require shareholder approval. These Second Amended and Restated Articles of Incorporation were approved by the shareholders pursuant to a written consent in lieu of a meeting dated June 22, 2023, and the votes cast for the amendment by the shareholders were sufficient for approval.

That the Amended and Restated Articles of Incorporation of this Corporation have been amended and restated in their entirety to read as follows:

1
: The name of this corporation is TypTap Insurance Group, Inc. (the “Corporation”).
2
: The address of the principal office of the Corporation is 1000 Century Park Drive, Tampa, Florida 33607. The mailing address of the Corporation is 1000 Century Park Drive, Tampa, Florida 33607. The address of the Corporation’s registered office is One Independent Drive, Suite 1300, Jacksonville, Florida 32202. The name of the registered agent at such address is F&L Corp.
3
: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the FBCA.
4
: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 181,860,000 shares of voting Common Stock, $0.001 par value per share (“Voting Common Stock”), (ii) 2,140,000 shares of non-voting Common Stock, $0.001 par value per share (“Non-Voting Common Stock,” and, together with Voting Common Stock, “Common Stock”) and (iii) 38,502,000 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). Pursuant to Section 607.0602 of the FBCA, the Board of Directors is authorized, without the approval of the shareholders of the Corporation, to (a) provide for the classification and reclassification of any unissued shares of Preferred Stock and determine the preferences, limitations, and relative rights thereof and (b) issue Preferred Stock in one or more classes or series, all within the limitations set forth in Section 607.0601 of the FBCA.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.
COMMON STOCK
1.
General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.
2.
Voting. The holders of the Voting Common Stock are entitled to one vote for each share of Voting Common Stock held at all meetings of shareholders (and written actions in lieu of meetings). The holders of the Non-Voting Common Stock are not entitled to vote on any matter presented to the shareholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of shareholders in lieu of meeting). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of these Amended and Restated Articles of Incorporation) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 607.1004 of the FBCA.
B.
PREFERRED STOCK

36,362,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock”, and 2,140,000 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock”, each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations set forth in this Part B of Article Fourth. The Series A-1 Preferred Stock and the Series A-2 Preferred Stock are hereinafter referred to collectively as “Series A Preferred Stock”. Unless otherwise indicated, references to “Sections” in this Part B of this Article Fourth refer to sections of Part B of this Article Fourth.

1.
Dividends.
1.1
Accrual of Dividends. From and after the Original Issue Date dividends shall accrue on such shares of Series A Preferred Stock (as adjusted in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock, the “Accruing Dividends”) at the following rates: (i) during the first year following the Original Issue Date, $0.50 per share per annum, or, if the Corporation elects to pay such dividends as PIK Dividends as defined in and pursuant to Section 1.2 below, $0.60 per share per annum; (ii) during the second year following the Original Issue Date, $0.60 per share per annum or, if the Corporation elects to pay such dividends as PIK Dividends as defined in and pursuant to Section 1.2 below, $0.70 per share per annum; (iii) during the third year following the Original Issue Date, $0.75 per share per annum; and (iv) during the fourth year following the Original Issue Date and thereafter, $0.95 per share per annum. Accruing Dividends shall accrue from day to day, whether or not declared, shall be cumulative and shall be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2021 (pro-rated for partial months), except that if such date is not a Business Day then to the extent so declared by the Board of Directors the dividend shall be payable on the first immediately succeeding Business Day (as used herein, the term “Business Day” shall mean any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in Tampa, Florida) (each such date being hereinafter referred to as a “Dividend Payment Date”).
1.2
Payment of Dividends. Accruing Dividends shall be paid in cash out of legally available funds; provided, however, the Corporation may elect, in its sole discretion, to pay the Accruing Dividends accrued on the Series A Preferred Stock during the first year following the Original Issue Date and the second year following the Original Issue Date in fully paid and non-assessable shares of Series A-2 Preferred Stock until the Special Mandatory Conversion Date (as defined below) and in fully paid and non-assessable shares of Series A-1 Preferred Stock following the Special Mandatory Conversion Date (such dividends paid in shares as set forth herein being the “PIK Dividends”). PIK Dividends shall be paid by issuing to each record holder of Series A Preferred Stock a number of shares of Series A-1 Preferred Stock or Series A-2 Preferred Stock, as applicable (“PIK Dividend Shares”), determined by dividing (x) the total aggregate dollar amount of unpaid Accruing Dividends with respect to the applicable Series A Preferred Stock owned by such record holder on the record date for the applicable Dividend Payment Date (rounded to the nearest whole cent) by (y) the Original Issue Price (as defined below) for such applicable series of Series A Preferred Stock. PIK Dividend Shares will be delivered in book entry form unless a holder requests physical certificates. If the Corporation delivers PIK Dividend Shares in lieu of cash with respect to any of the Accruing Dividends for an applicable Dividend Payment Date, it must do so with respect to all (but not less than all) of such dividends payable for the applicable Dividend Payment Date. The Corporation shall not issue fractional shares of Series A Preferred Stock to which holders may become entitled pursuant to this subparagraph, but in lieu thereof, the Corporation shall pay to such holders an amount equal to the product obtained by multiplying the Original Issue Price by the fraction of a share not issued pursuant to the previous sentence. Each dividend shall be paid to the holders of record of Series A Preferred Stock as they appear on the stock register of the Corporation on the record date, not more than ten (10) days after the applicable Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends payable on each Dividend Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months and rounded to the nearest cent. Dividends on account of arrearages for any past Dividend Payment Date may be declared and paid at any time, without reference to any scheduled Dividend Payment Date, to holders of record on such date, as may be fixed by the Board of Directors of the Corporation. Interest shall accrue and be payable with respect to any dividend payment that may be in arrears at the dividend rate then in effect, compounding semi-annually.
1.3
Other Dividends. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in these Amended and Restated Articles of Incorporation) the holders of the Series A Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock in an amount at least equal to the sum of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Series A Preferred Stock and not previously paid plus (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series A Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series A Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series A Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the applicable Original Issue Price; provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation, the dividend payable to the holders of Series A Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series A Preferred Stock dividend. The “Original Issue Price” shall mean, as to the Series A Preferred Stock, $10.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Series A Preferred Stock.
2.
Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.
2.1
Preferential Payments to Holders of Series A Preferred Stock.
2.1.1
Company Liquidation. In the event of a Liquidation Event (as defined below) or Deemed Liquidation Event with respect to the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon (the “Liquidation Amount”), and (ii) the Fair Market Value (determined as in accordance with Section 6.1) of a single share of Series A Preferred Stock as of the date of the Liquidation Event or Deemed Liquidation Event (the amount payable pursuant to this sentence is hereinafter referred to as the “Liquidation Price”).
2.1.2
Parent Liquidation. In the event of a Liquidation Event or Deemed Liquidation Event with respect to HCI Group, Inc., a Florida corporation (“Parent”), the Series A Preferred Stock then outstanding shall be redeemed by the Corporation at the Liquidation Price within thirty (30) days after such Liquidation Event or Deemed Liquidation Event with respect to Parent, unless the Requisite Holders (as defined below) elect otherwise by written notice sent to the Corporation within ten (10) days after such Liquidation Event or Deemed Liquidation Event with respect to Parent.
2.1.3
Definition. Each of the following events shall be considered a “Liquidation Event” with respect to any person:
(a)
the commencement of an involuntary proceeding or the filing of an involuntary petition seeking:
(i)
liquidation, court protection, reorganization or other relief in respect of such person or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect; or
(ii)
the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for such person or for a material part of its assets;
(b)
such person shall have:
(i)
voluntarily commenced any proceeding or filed any petition seeking liquidation, court protection, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect;
(ii)
consented to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in this definition;
(iii)
applied for or consented to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Parent or for a material part of its assets;
(iv)
filed an answer admitting the material allegations of a petition filed against it in any such proceeding; or
(v)
made a general assignment for the benefit of creditors.

2.2
Payments to Holders of Common Stock. In the event of a Liquidation Event with respect to the Corporation, after the payment in full of the Liquidation Price required to be paid to the holders of shares of Series A Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event with respect to the Corporation, the consideration not payable to the holders of shares of Series A Preferred Stock pursuant to Section 2.1 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.
2.3
Deemed Liquidation Events.
2.3.1
Definition. Each of the following events shall be considered a “Deemed Liquidation Event” with respect to any person unless the holders of at least a majority of the outstanding shares of Series A-1 Preferred Stock (the “Requisite Holders”) elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:
(a)
a merger or consolidation in which
(i)
such person is a constituent party or
(ii)
a subsidiary of such person is a constituent party and such person issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation involving such person or a subsidiary in which the shares of capital stock of such person outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation;

(b)
the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by such person or any subsidiary of such person of all or substantially all the assets of such person and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or series of related transactions) of one or more subsidiaries of such person if substantially all of the assets of such person and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of such person;
(c)
in the case of the Corporation, a Liquidation Event or a Deemed Liquidation Event with respect to any subsidiary of the Corporation that is an insurance carrier; or

(d) in the case of Parent, (A) the inaccuracy in any material respect of any representation or warranty made by Parent in that certain Parent Guaranty Agreement executed by Parent in favor of a certain holder of Series A Preferred Stock (the “Investor”) and dated on or about the date of these Amended and Restated Articles of Incorporation (the “Parent Guaranty”), or (B) the breach by Parent of (1) any of its payment obligations contemplated under Section 2 of the Parent Guaranty, or (2) any of the covenants set forth in Section 5.1, Section 5.2, Section 5.3, Section 5.4, Section 5.6, Section 6.1 or Section 6.2 of the Parent Guaranty, in each case, that remains uncured, or is not capable of being cured, thirty (30) days after Investor delivers to Parent written notice of such inaccuracy or breach.

2.3.2
Effecting a Deemed Liquidation Event of the Corporation.
(a)
The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2.
(b)
The Corporation shall give each holder of record of Series A Preferred Stock written notice of any impending Deemed Liquidation Event of the Corporation not later than twenty (20) days prior to the shareholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with Florida law such periods may be shortened or waived upon the written consent of the Requisite Holders. The Corporation shall on or before the thirtieth (30th) day after such Deemed Liquidation Event, redeem all outstanding shares of Series A Preferred Stock at a price per share equal to the Liquidation Price, The Corporation shall use the consideration received by the Corporation from any Deemed Liquidation Event of the Corporation (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation) towards the payment of the Liquidation Price in the event of any redemption in connection with a Deemed Liquidation Event of the Corporation (the “Available Proceeds”). The provisions of Section 6 shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the redemption of the Series A Preferred Stock pursuant to this Section 2.3.1(b)(b). Prior to the distribution or redemption provided for in this Section 2.3.1(b)(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event or in the ordinary course of business.
2.3.3
Amount Deemed Paid or Distributed. The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event.
2.3.4
Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event of the Corporation pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event of the Corporation; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2.3.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event of the Corporation shall be deemed to be Additional Consideration.
3.
Voting.
3.1
General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series A-1 Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series A-1 Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of these Amended and Restated Articles of Incorporation, holders of Series A-1 Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis. Other than as set forth in Section 3.3, holders of outstanding shares of Series A-2 Preferred Stock shall not be entitled to vote on any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting).
3.2
Election of Directors. The holders of record of the shares of Series A-1 Preferred Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation (the “Preferred Director”) and the holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect six (6) directors of the Corporation; provided, however, for administrative convenience, the initial Preferred Director may also be appointed by the Board of Directors in connection with the approval of the initial issuance of Series A-1 Preferred Stock without a separate action by the holders of Series A-1 Preferred Stock. Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. If the holders of shares of Series A-1 Preferred Stock or Common Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Section 3.2, then any directorship not so filled shall remain vacant until such time as the holders of the Series A-1 Preferred Stock or Common Stock, as the case may be, elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series A-1 Preferred Stock on an as converted basis), exclusively and voting together as a single class, shall be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Except as otherwise provided in this Section 3.2, a vacancy in any directorship filled by the holders of any class or classes or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or classes or series or by any remaining director or directors elected by the holders of such class or classes or series pursuant to this Section 3.2. The rights of the holders of the Series A-1 Preferred Stock under the first sentence of this Section 3.2 shall terminate on the first date following the date the first share of Series A Preferred Stock was issued (the “Original Issue Date”) on which there are issued and outstanding less than 3,300,000, in the aggregate, of any combination of (i) shares of Series A Preferred Stock, and (ii) shares of Common Stock issued upon any conversion of Series A Preferred Stock (in each case, subject to appropriate adjustment in the event of any stock dividend, stock split, combination, or other similar recapitalization with respect to the Series A Preferred Stock).
3.3
Series A Preferred Stock Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or these Amended and Restated Articles of Incorporation) the written consent or affirmative vote of the Requisite Holders and the holders of at least a majority of the outstanding shares of Series A-2 Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.3.1
amend, alter, waiver or repeal any provision of these Amended and Restated Articles of Incorporation or Bylaws of the Corporation or any similar document with respect to any capital stock the Corporation or any of its subsidiaries in a manner that adversely affects the powers, preferences or rights of any Series A Preferred Stock; or
3.3.2
increase or decrease the authorized number of shares of Preferred Stock.
3.4
Series A-1 Preferred Stock Protective Provisions. At any time when shares of Series A Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly, by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or these Amended and Restated Articles of Incorporation) the written consent or affirmative vote of the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect.
3.4.1
effect a merger, liquidation, dissolution or winding up of the Corporation, or reclassification or recapitalization of the outstanding capital stock of the Corporation, effect any changes to the ownership structure of the Corporation’s subsidiaries (other than transfers to the Corporation or to any other subsidiary thereof), or consummate a “combination” transaction with a special purpose acquisition vehicle that has raised a blind pool of capital through an initial public offering pursuant to which the combined company’s securities are exchange listed and publicly traded; provided, however, a Drag-Along Transaction (as defined below) shall not require the written consent or affirmative vote of the Requisite Holders;
3.4.2
(i) create, or authorize the creation of, or issue or obligate itself to issue shares of, or reclassify, any capital stock unless the same ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges, or (ii) increase the authorized number of shares of any class or series of capital stock of the Corporation (other than the Series A Preferred Stock) unless the same ranks junior to the Series A Preferred Stock with respect to its rights, preferences and privileges;
3.4.3
purchase or redeem (or permit any subsidiary to purchase or redeem), or authorize, pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Series A Preferred Stock as expressly authorized herein and (iii) repurchases of stock owned by current or former employees of the Corporation or any of its subsidiaries or other service providers pursuant to contractual rights of first refusal;
3.4.4
incur, issue or repay any Indebtedness (whether in a single transaction or a series of related or unrelated transactions) that, in the aggregate, exceeds $5,000,000; provided that the maximum amount of such Indebtedness may be increased proportionally (but not above $25,000,000) to account for an increase of the consolidated book value of the Corporation and its subsidiaries (determined in accordance with United States generally accepted accounting principles) relative to the consolidated book value of the Corporation and its subsidiaries (determined in accordance with United States generally accepted accounting principles) as of the Original Issue Date with the consent of the Requisite Holders (such consent not to be unreasonably withheld, conditioned or delayed if the requested increase in such amount is commensurate or reasonably supported by the underlying growth of the Corporation), or incur any Indebtedness that is convertible into capital stock of the Corporation;
3.4.5
remove or replace or hire any new person to serve as the Chief Executive Officer or President of the Corporation other than for cause;
3.4.6
change the nature of the Corporation’s business operations or that of any of its subsidiaries;

3.4.7
enter into any transaction with shareholders, officers, directors and affiliates (or shareholders, officers or directors of such affiliates) of the Corporation or amend any such existing transaction or arrangement, in each case, other than issuances of capital stock of the Corporation on which the Series A Preferred Stockholders have preemptive rights and transactions or agreements between the Corporation and its subsidiaries, on the one hand, and Parent and its subsidiaries, on the other hand, which are both (a) not materially less favorable in the aggregate to the Corporation and its subsidiaries than transactions or agreements that would be available on an arm’s length basis with independent third parties and (b) consistent with past practice; or
3.4.8
enter into any agreement or arrangement to do any of the foregoing.
3.5
Definitions.
3.5.1
“Indebtedness” means (a) any indebtedness for borrowed money, (b) other indebtedness that is evidenced by a note, bond, draft, debenture, mortgage or similar debt instrument, (c) obligations under capital leases, (d) letters of credit to the extent drawn or funded with cash collateral, (e) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired, (f) indebtedness secured by any encumbrance on any assets of the Corporation or its subsidiaries, (g) earnout payments, installment payments or other similar payments of deferred or contingent purchase price relating to any acquisition of the assets or securities of any person, (h) any performance or surety bonds, performance guaranties or similar financial commitments to the extent drawn or funded with cash collateral, (i) interest rate protection, hedges or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (j) guarantees, whether direct or indirect, of Indebtedness of others or Indebtedness of any other person secured by any assets of the Corporation or any of its subsidiaries.
3.5.2
“Drag-Along Transaction” means a sale to a third party of a majority of the equity, or all or substantially all of the assets, of the Corporation, including by means of a merger, consolidation, recapitalization or any other means, occurring prior to a Qualified Public Offering and pursuant to which the holders of shares of Series A Preferred Stock and any shares of Common Stock that were issued upon the prior conversion of the Series A Preferred Stock, in the aggregate, receive or have the right to receive consideration having a value equal to or greater than one and one half (1.5) times the Original Issue Price with respect to all shares of Series A Preferred Stock that are then issued.
4.
Optional Conversion. The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
4.1
Right to Convert.
4.1.1
Conversion Ratio. Each share of Series A-1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Voting Common Stock as is determined by dividing the Original

Issue Price by the Conversion Price (as defined below) in effect at the time of conversion. Each share of Series A-2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Non-Voting Common Stock as is determined by dividing the Original Issue Price by the Conversion Price in effect at the time of conversion. The “Conversion Price” applicable to the Series A Preferred Stock shall initially be equal to the Original Issue Price. Such initial Conversion Price, and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as contemplated by the definition of Original Issue Price and also as provided below.
4.1.2
Termination of Conversion Rights. In the event of a notice of redemption of any shares of Series A Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. In the event of a Liquidation Event of the Corporation or a Deemed Liquidation Event of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 2.1 to holders of Series A Preferred Stock pursuant to such Liquidation Event of the Corporation or a Deemed Liquidation Event of the Corporation.
4.2
Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock to be issued upon conversion of the Series A Preferred Stock shall be rounded to the nearest whole share.
4.3
Mechanics of Conversion.
4.3.1
Notice of Conversion. In order for a holder of Series A Preferred Stock to voluntarily convert shares of Series A Preferred Stock into shares of Voting Common Stock or Non-Voting Common Stock, as applicable, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Series A Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Series A Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Series A Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Voting Common Stock or Non-Voting Common Stock to be issued, as applicable. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Voting Common Stock or Non-Voting Common Stock, as applicable, issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date. The Corporation shall, if applicable, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Series A Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Voting Common Stock or Non-Voting Common Stock, as applicable, issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Series A Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and (ii) pay all Accruing Dividends then accrued but unpaid (and any other declared but unpaid dividends) on the shares of Series A Preferred Stock converted in cash or, at the option of the holder, in the number of non-assessable shares of Voting Common Stock or, in the case of Series A-2 Preferred Stock, Non-Voting Common Stock, as is determined by dividing such aggregate amount of dividends then accrued but unpaid by the Original Issue Price, subject to adjustment as provided below.
4.3.2
Reservation of Shares. The Corporation shall at all times when the Series A Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Voting Common Stock or Non-Voting Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A-1 Preferred Stock or Series A-2 Preferred Stock, as applicable, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Voting Common Stock or Non-Voting Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to these Amended and Restated Articles of Incorporation. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.
4.3.3
Effect of Conversion. All shares of Series A Preferred Stock which shall have been surrendered for conversion into shares of Common Stock as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with any other dividends declared but unpaid thereon. Any shares of Series A Preferred Stock so converted into shares of Common Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly. Notwithstanding the foregoing and for the avoidance of doubt, any exchange of shares of one series Preferred Stock for shares of another series of Preferred Stock shall not be considered or deemed a conversion of shares of Preferred Stock for purposes of this Section 4.
4.3.4
No Further Adjustment. Upon any such conversion, no adjustment to the Conversion Price shall be made for any declared but unpaid dividends on the Series A Preferred Stock surrendered for conversion into Common Stock or on the Common Stock delivered upon conversion.
4.3.5
Taxes. The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Series A Preferred Stock pursuant to this Section 4. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
4.3.6
Transfer Agent. The Corporation shall initially serve as its own transfer agent. The Corporation may appoint another transfer agent at any time with prior written notice to stockholders of the name of the transfer agent and its office.
4.4
Adjustments to Conversion Price for Diluting Issues.
4.4.1
Special Definitions. For purposes of this Article Fourth, the following definitions shall apply:
(a)
“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation after the Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):
(i)
as to any series of Preferred Stock, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock;
(ii)
shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5, 4.6, 4.7 or 4.8;

(iii)
shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;
(iv)
shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; or
(v)
shares of one series of Preferred Stock issued in exchange for another series of Preferred Stock.
(b)
“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.
(c)
“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.
4.4.2
No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the Requisite Holders agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.
4.4.3
Deemed Issue of Additional Shares of Common Stock.
(a)
If the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)
If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Conversion Price to an amount which exceeds the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.
(c)
If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4 (either because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.
(d)
Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4, the Conversion Price shall be readjusted to such Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.
(e)
If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Section 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.4.3). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.
4.4.4
Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance or deemed issuance, then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)
“CP2” shall mean the Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock
(b)
“CP1” shall mean the Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;
(c)
“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Series A Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);
(d)
“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and
(e)
“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5
Determination of Consideration. For purposes of this Section 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:
(a)
Cash and Property. Such consideration shall:
(i)
insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)
insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and
(iii)
in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation.
(b)
Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:
(i)
The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)
the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
4.4.6
Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Section 4.4.4, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).
4.5
Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.
4.6
Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:
(1)
the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)
the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.

4.7
Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Series A Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event.
4.8
Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series A Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series A Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one (1) share of Series A Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

4.9
Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Series A Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Series A Preferred Stock (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of Series A Preferred Stock.
4.10
Notice of Record Date. In the event:
(a)
the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Series A Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or
(b)
of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or
(c)
of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Series A Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Series A Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Series A Preferred Stock and the Common Stock. Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

4.11
Certain Other Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock dividends, stock appreciation rights, phantom stock rights, or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the record holders of the Series A

Preferred Stock; provided that no such adjustment shall increase the Conversion Price or decrease the number of issuable shares of Common Stock upon conversion of the Series A Preferred Stock.
5.
Mandatory Conversion.
5.1
Trigger Events. Upon either (a) the closing of the sale of shares of Common Stock to the public at a price of at least one and one half (1.5) times the Original Issue Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $250 million of gross proceeds to the Corporation (from unaffiliated parties) and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another “national securities exchange” that has registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (a “National Securities Exchange”) approved the Board of Directors (a “Qualified Public Offering”) or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Series A Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 4.1.1 and (ii) such shares may not be reissued by the Corporation.
5.2
Procedural Requirements. All holders of record of shares of Series A Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Series A Preferred Stock pursuant to this Section 5. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Series A Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.2. As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Series A Preferred Stock, the Corporation shall (a) issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and (b) pay any declared but unpaid dividends on the shares of Series A Preferred Stock converted. Such converted Series A Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.
5.3
Special Mandatory Conversion.
5.3.1
Trigger Event. In the event that (a) the Florida Office of Insurance Regulation grants the Approval, or (b) the Approval is no longer required for the Acquisition, then each share of Series A-2 Preferred Stock outstanding as of the date of such Approval or the date on which the Approval becomes no longer necessary, as applicable, shall automatically, and without any further action on the part of any holder thereof, be converted into one (1) share of Series A-1 Preferred Stock, effective as of the close of business on the such date, as applicable. Such conversion is referred to as a “Special Mandatory Conversion” and the date of such conversion is referred to as the “Special Mandatory Conversion Date”.
5.3.2
Procedural Requirements. Upon a Special Mandatory Conversion, each holder of shares of Series A-2 Preferred Stock converted pursuant to Section 5.3.1 shall be sent written notice of such Special Mandatory Conversion and, if such shares are certificated, each holder of such shares of Series A-2 Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Series A-2 Preferred Stock converted pursuant to Section 5.3.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender any certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this Section 5.3.2. As soon as practicable after the Special Mandatory Conversion and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for the Series A-2 Preferred Stock so converted, the Corporation shall issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Series A-1 Preferred Stock issuable on such conversion in accordance with the provisions hereof. Such converted Series A-2 Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Series A-2 Preferred Stock accordingly. For the avoidance of doubt, the failure of any holder of Series A-2 Preferred Stock converted pursuant to Section 5.3.1 to surrender any certificates for such shares following the Special Mandatory Conversion shall not adversely affect such holder’s rights as a holder of Series A-1 Preferred Stock thereafter. To the extent that any shares of Series A-2 Preferred Stock have been converted into shares of Non-Voting Common Stock prior to a Special Mandatory Conversion, then upon the Special Mandatory Conversion Date, each share of Non-Voting Common Stock shall automatically and without any action on the part of the holder thereby, convert into one (1) share of Voting Common Stock, and the provisions of this Section 5.3.2 shall apply to such conversion mutatis mutandis.
5.3.3
Definitions. For purposes of this Section 5.3, the following definitions shall apply:
(a)
“Acquisition” shall mean the acquisition of “control” of the Corporation’s insurance company subsidiaries under applicable insurance laws, such that a filing under § 628.461, Fla. Stat. (2020) is required in connection therewith, by Investor through the acquisition of Voting Common Stock of the Corporation.
(b)
“Approval” shall mean the approval of the Acquisition by the Florida Office of Insurance Regulation pursuant to § 628.461, Fla. Stat. (2020).
6.
Redemption.
6.1
General. At any time on or after the date that is ninety (90) days prior to the fourth (4th) anniversary of the Original Issue Date, the Requisite Holders may provide the Corporation with a written notice requesting redemption of all shares of Series A Preferred Stock on or after (but not before) such fourth anniversary (the “Redemption Request”) and such shares of Series A Preferred Stock shall be redeemed by the Corporation at a price equal to the greater of (A) the Liquidation Amount, and (B) the Fair Market Value (determined in the manner set forth below) of a single share of Series A Preferred Stock as of the date of the Corporation’s receipt of the Redemption Request ((A) or (B), as applicable, the “Redemption Price”), not more than ninety (90) days after receipt by the Corporation of such Redemption Request (but not before such fourth anniversary). Upon receipt of a Redemption Request, the Corporation shall apply all of its assets to any such redemption, and to no other corporate purpose. The date of the redemption shall be referred to as a “Redemption Date.” On the Redemption Date, the Corporation shall redeem all of the outstanding shares of Series A Preferred Stock owned by each holder. For purposes of this Section 6.1, the fair market value of a single share of Series A Preferred Stock shall be the fair market value as determined by giving effect to the terms applicable to the Series A Preferred Stock, including the dividend rate, the Conversion Price and the amounts to which the holder of such shares of Series A Preferred Stock would be entitled in any liquidation or extraordinary corporate transaction assuming all the holders of the Series A Preferred Stock to Common Stock converted their Series A Preferred Stock to Common Stock immediately prior to such liquidation or extraordinary corporate transaction, and without applying any “minority discount” or similar reduction in value as a result of the Series A Preferred Stock, or the Common Stock into which it is convertible, not representing a controlling stake in the Corporation. The Fair Market Value will initially be determined by an independent valuation firm selected by the Board of Directors and will be included in the Redemption Notice delivered pursuant to Section 6.2. If the Requisite Holders notify the Corporation in writing within ten (10) days after receipt of the Redemption Notice of their objection to the Fair Market Value determination, the Requisite Holders may select an independent valuation firm to calculate the Fair Market Value and, if different than the Fair Market Value determined by the independent valuation firm selected by the

Board of Directors, the Requisite Holders and the Corporation shall jointly hire a third independent valuation firm, which will select the valuation performed by either of the two independent valuation firms previously selected by the Board of Directors and the Requisite Holders to be the prevailing valuation of Fair Market Value hereunder (based on such third valuation firm’s view of the relative propriety of the two valuations).
6.2
Redemption Notice. The Corporation shall send written notice of the mandatory redemption required to be effected pursuant to Section 2.1.2 or any redemption to be effected pursuant to any Redemption Request delivered pursuant to Section 6.1 (a “Redemption Notice”), to each holder of record of Series A Preferred Stock as soon as practicable after becoming aware of such mandatory redemption requirement or occurrence or the receipt of such Redemption Request, as applicable. Each Redemption Notice or other notice delivered hereunder shall state:
(a)
the number of shares of Series A Preferred Stock held by the holder;
(b)
the Redemption Date and the Redemption Price or Liquidation Price, as applicable (including the Fair Market Value per share of Series A Preferred Stock subject to redemption or liquidation, as applicable);
(c)
the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Section 4.1); and
(d)
for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series A Preferred Stock to be redeemed.
6.3
Surrender of Certificates; Payment. On or before the Redemption Date, each holder of shares of Series A Preferred Stock to be redeemed on the Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4, shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series A Preferred Stock represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series A Preferred Stock shall promptly be issued to such holder. For so long as the shares of common stock of Parent are listed on a National Securities Exchange, any portion of the Redemption Price in excess of the Liquidation Amount may be settled and paid, at the Corporation’s option, in shares of the common stock of Parent based on the trailing 30-day volume-weighted average price of such shares.

6.4
Rights Subsequent to Redemption. If the Redemption Notice shall have been duly given, and if on the Redemption Date the Redemption Price payable upon redemption of the shares of Series A Preferred Stock to be redeemed on the Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series A Preferred Stock so called for redemption shall not have been surrendered, dividends with respect to such shares of Series A Preferred Stock shall cease to accrue after the Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.
7.
Redeemed or Otherwise Acquired Shares. Any shares of Series A Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Series A Preferred Stock following redemption, conversion or acquisition.
8.
Waiver. Except as otherwise set forth herein, (a) any of the rights, powers, preferences and other terms of the Series A Preferred Stock set forth herein may be waived on behalf of all holders of Series A Preferred Stock by the affirmative written consent or vote of the Requisite Holders, and (b) at any time more than one (1) series of Preferred Stock is issued and outstanding, any of the rights, powers, preferences and other terms of any series of Preferred Stock set forth herein may be waived on behalf of all holders of such series of Preferred Stock by the affirmative written consent or vote of the holders of at least a majority of the shares of such series of Preferred Stock then outstanding.
9.
Notices. Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Series A Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the FBCA, and shall be deemed sent upon such mailing or electronic transmission.
5
: Subject to any additional vote required by these Amended and Restated Articles of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.
6
: The Board of Directors will be classified as set forth in these Amended and Restated Articles of Incorporation. The directors will be classified with respect to the time for which they severally hold office, into three classes, Class A, Class B and Class C, each of which will be as nearly equal number as possible, and will be adjusted from time to time in the manner specified in the Bylaws to maintain such proportionality. Each director in Class A will hold office for a term expiring at the 2021 annual meeting of the shareholders; each director in Class B will hold office for a term expiring at the 2022 annual meeting of the shareholders; and each director in Class C will hold office for a term expiring at the 2023 annual meeting of the shareholders. Notwithstanding the foregoing provisions of this Article Sixth, each director will serve until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal. At each annual meeting of the shareholders, successors to the class of directors whose term expires at that meeting will be elected to hold office for a term expiring at the annual meeting of the shareholders held in the third year following the year of election and until their successors have been duly elected and qualified or until such director’s earlier death, resignation or removal. Subject to any additional vote required by these Amended and Restated Articles of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. Each director shall be entitled to one (1) vote on each matter presented to the Board of Directors.
7
: Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
8
: Meetings of stockholders may be held within or without the State of Florida, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Florida at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.
9
: To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the FBCA or any other law of the State of Florida is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

10
: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which FBCA permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by the FBCA.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

* * *

3.
That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this Corporation in accordance with the FBCA.
4.
That these Second Amended and Restated Articles of Incorporation, which restate and integrate and further amend the provisions of this Corporation’s Amended and Restated Articles of Incorporation, has been duly adopted in accordance with the FBCA.

[Signature Page Follows]

IN WITNESS WHEREOF, these Second Amended and Restated Articles of Incorporation have been executed by a duly authorized officer of this Corporation on this 30th day of June, 2023.

By: ___________________________________
Name: Brook A. Baker

Its: Secretary and General Counsel

DOCPROPERTY "CUS_DocIDChunk0" 4884-3989-9494.2